                                                                      EXHIBIT 21




                         SUBSIDIARIES OF THE REGISTRANT

                                                                 JURISDICTION OF
NAME                                                             INCORPORATION
----                                                             ---------------

Priority Fulfillment Services, Inc.                              Delaware
Priority Fulfillment Services of Canada, Inc.                     Canada
Priority Fulfillment Services of Europe BV                      Netherlands
